CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report  (Date of Earliest Event Reported): November 30, 2011

Radient Pharmaceuticals Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16695	33-0413161
(State or other
jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2492 Walnut Avenue, Suite 100, Tustin, California, 92780-7039
(Address of principal executive offices (zip code))

714-505-4461
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 3 – Securities and Trading Markets
Item 3.02 – Unregistered Sales of Equity Securities

As disclosed in the Current Report on Form 8-K that we filed with the SEC on November 29, 2011, we issued Series B Warrants to purchase shares of Series C Convertible Preferred Stock, among other securities, pursuant to the exchange agreements we entered into on November 28, 2011.  Having satisfied the conditions to institute a mandatory exercise of the Series B Warrants, we submitted a mandatory exercise notice to all of the Series B Warrant holders on November 29, 2011 requiring them to exercise their Series B Warrants in full.  The mandatory exercise date was November 30, 2011. Pursuant thereto, all of the Series B Warrant holders exercised such warrants for 50,000 shares of our Series C Convertible Preferred Stock in the aggregate for an aggregate exercise price of $500,000, which we received on November 30, 2011.  After paying legal fees associated with the restructuring transactions described in our November 29, 2011 8-K, we received net proceeds of  $435,000.

Item 7.01 Regulation FD Disclosure.

On December 1, 2011, we issued a press release announcing the mandatory exercise of the Series B Warrants described above.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIENT PHARMACEUTICALS CORPORATION

By:	/s/ Akio Ariura
Name: Akio Ariura
Title: Chief Financial Officer

Dated: December 1, 2011